Exhibit 99.1

LeMaitre Q1 2022 Financial Results

BURLINGTON, MA, April 28, 2022 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q1 2022 results, announced a $0.125/share quarterly dividend and provided guidance.

Q1 2022 Financial Results

●	Sales of $39.6mm, +10% (+13% organic) vs. Q1 2021
●	Op. income of $7.9mm, +0%
●	Op. margin of 20%
●	Net income of $6.0mm, +2%
●	Earnings of $0.27 per diluted share, -4%
●	Cash and investments +$0.9mm to $70.9mm

Q1 2022 sales growth was driven by Artegraft, XenoSure, carotid shunts, allografts and valvulotomes. By geography, sales were driven by the Americas (+12%), EMEA (+6%) and APAC (+9%).

The gross margin decreased to 65.6% (vs. 66.3% in Q1 2021). The strong U.S. dollar reduced the gross margin by 0.7% year-over-year. The Company had 194 direct labor employees on staff at 3/31/2022, up 49% vs. a year earlier. This recent hiring is intended to reduce hourly labor rates and increase gross margins.

Operating income of $7.9mm was flat in Q1 2022, as 14% operating expense growth offset sales increases. Operating expense growth was driven by a 30% increase in sales reps to 112 at 3/31/2022.

George LeMaitre, Chairman and CEO, said, “13% organic sales growth in Q1 enabled us to hire sales reps and direct labor employees while maintaining a 20% op. margin. Our Korea direct project as well as the French factory closure are two key Q2 projects. During Q1 we were selected to join the NASDAQ Dividend Achievers Index, becoming one of only 373 U.S. public companies that have increased their dividends for 10 consecutive years.”

Direct-to-Hospital in Korea

In April, 2022 LeMaitre agreed to buy out its Korean distributor, JiSang, for $540,000 and also signed a 5-year office/warehouse lease in Seoul. In 2021 JiSang purchased $800,000 of LeMaitre devices which it sold to hospitals for approximately $1.6mm. LeMaitre expects to begin selling direct-to-hospital in January 2023. The new Seoul location is LeMaitre’s 12th worldwide sales office and Korea will become LeMaitre’s 25th direct-to-hospital country.

St. Etienne Factory Closure

In April, 2022 LeMaitre committed to the closure of its St. Etienne, France factory. Production of Chevalier valvulotomes and Wovex/Dialine polyester grafts will halt in St. Etienne and the site will close by June 30, 2022. A second Chevalier valvulotome production line has been set up in Burlington and sales of that product will continue. For Wovex/Dialine, production will stop by June 30, 2022, and LeMaitre will migrate customers to its Burlington-produced AlboGraft polyester brand. High inventory levels should smooth the transition.

This factory closure will result in approximately $3.1mm of special charges in 2022, and the closure is estimated to increase annual operating income by approximately $1mm, beginning in 2023.

Business Outlook – Impact of Stronger U.S. Dollar

Since the Company’s February 24th guidance, full year 2022 sales guidance was lowered by $2.0mm due to a $3.0mm negative impact from the stronger U.S. dollar. 2022 organic sales growth guidance is up slightly to 8.2%. Changes in foreign exchanges rates since the Company’s February 24th guidance also reduced 2022 full year operating income guidance by $1.6mm.

	Q2 2022 Guidance	2022 Full Year Guidance
Sales	$40.1mm - $42.1mm (Mid: $41.1mm, +1%, +5% Org.)	$160.0mm - $164.0mm (Mid: $162.0mm, +5%, +8% Org.)
Gross Margin	65.3%	65.9%
Op. Income	$5.7mm - $7.0mm (Mid: $6.4mm, -43%)	$31.4mm - $34.0mm (Mid $32.7mm, -10%)
Op. Income Excluding Special Charges	$8.3mm - $9.6mm (Mid: $9.0mm, -19%)	$34.5mm - $37.1mm (Mid: $35.8mm, -2%)
EPS	$0.20 - $0.25 (Mid: $0.23, -43%)	$1.10 - $1.20 (Mid: $1.15, -8%)
EPS Excluding Special Charges	$0.29 - $0.35 (Mid: $0.32, -20%)	$1.21 - $1.31 (Mid: $1.26, +1%)

Quarterly Dividend

On April 26, 2022, the Company's Board of Directors approved a quarterly dividend of $0.125/share of common stock. The dividend will be paid on June 2, 2022 to shareholders of record on May 17, 2022.

Share Repurchase Program

On February 22, 2022, the Company's Board of Directors authorized the repurchase of up to $20.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 22, 2023, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1-512-961-6497 for international callers), using passcode 8054167. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as guidance for operating income and EPS before special charges. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and the aforementioned non-GAAP profitability measures to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that the presentation of guidance for operating income and EPS excluding special charges provides an alternative and meaningful view of the Company’s profitability.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with foreign regulatory requirements to market and sell our products outside the United States; the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$15,560	$13,855
Short-term marketable securities	55,322	56,104
Accounts receivable, net	21,386	19,631
Inventory and other deferred costs	46,664	46,104
Prepaid expenses and other current assets	2,479	4,189
Total current assets	141,411	139,883

Property and equipment, net	16,683	17,059
Right-of-use leased assets	14,687	15,071
Goodwill	65,945	65,945
Other intangibles, net	51,194	52,710
Deferred tax assets	1,977	1,566
Other assets	556	568

Total assets	$292,453	$292,802

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$2,194	$2,340
Accrued expenses	12,918	16,332
Acquisition-related obligations	1,283	1,271
Lease liabilities - short-term	1,872	1,870
Total current liabilities	18,267	21,813

Lease liabilities - long-term	13,705	14,067
Deferred tax liabilities	68	70
Other long-term liabilities	2,626	2,701
Total liabilities	34,666	38,651

Stockholders' equity
Common stock	235	235
Additional paid-in capital	183,305	181,630
Retained earnings	91,420	88,125
Accumulated other comprehensive loss	(4,624)	(3,435)
Treasury stock	(12,549)	(12,404)
Total stockholders' equity	257,787	254,151

Total liabilities and stockholders' equity	$292,453	$292,802

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 31, 2022	March 31, 2021

Net sales	$39,561	$35,883
Cost of sales	13,599	12,084

Gross profit	25,962	23,799

Operating expenses:
Sales and marketing	7,850	6,466
General and administrative	7,252	6,544
Research and development	2,932	2,844
Total operating expenses	18,034	15,854

Income from operations	7,928	7,945

Other income (expense), net
Interest income	108	1
Interest expense	-	(577)
Foreign currency gain (loss)	(40)	124

Income before income taxes	7,996	7,493

Provision for income taxes	1,958	1,564

Net income	$6,038	$5,929

Earnings per share of common stock
Basic	$0.28	$0.29
Diluted	$0.27	$0.28

Weighted - average shares outstanding:
Basic	21,935	20,546
Diluted	22,103	20,847

Cash dividends declared per common share	$0.125	$0.110

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended
	March 31, 2022		March 31, 2021
	$	%	$	%
Net Sales by Geography
Americas	$26,543	67%	$23,699	66%
Europe, Middle East and Africa	10,494	27%	9,862	27%
Asia Pacific	2,524	6%	2,322	7%
Total Net Sales	$39,561	100%	$35,883	100%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2022
Net sales as reported	$39,561
Impact of currency exchange rate fluctuations	820
Adjusted net sales		$40,381

For the three months ended March 31, 2021
Net sales as reported	$35,883
Adjusted net sales		$35,883

Adjusted net sales increase for the three months ended March 31, 2022		$4,498	13%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending June 30, 2022
Net sales per guidance (midpoint)	$41,100
Impact of currency exchange rate fluctuations	1,695
Adjusted projected net sales		$42,795

For the three months ended June 30, 2021
Net sales as reported	$40,670
Adjusted net sales		$40,670

Adjusted projected net sales increase for the three months ending June 30, 2022		$2,125	5%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2022
Net sales per guidance (midpoint)	$161,961
Impact of currency exchange rate fluctuations	5,055
Adjusted projected net sales		$167,016

For the year ended December 31, 2021
Net sales as reported	$154,424
Adjusted net sales		$154,424

Adjusted projected net sales increase for the year ending December 31, 2022		$12,592	8%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the three months ending June 30, 2022
Operating income per guidance (midpoint)	$6,370
Impact of special charges	2,593
Adjusted projected operating income		$8,963

For the three months ended June 30, 2021
Operating income as reported	$11,106
Adjusted operating income		$11,106

Adjusted projected operating income decrease for the three months ending June 30, 2022		$(2,143)	-19%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the year ending December 31, 2022
Operating income per guidance (midpoint)	$32,714
Impact of special charges	3,103
Adjusted projected operating income		$35,817

For the year ending December 31, 2021
Operating income as reported	$36,425
Adjusted operating income		$36,425

Adjusted projected operating income decrease for the year ending December 31, 2022		$(608)	-2%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the three months ending June 30, 2022
EPS per guidance (midpoint)	$0.23
Impact of special charges	0.09
Adjusted EPS		$0.32

For the three months ended June 30, 2021
EPS as reported	$0.40
Adjusted EPS		$0.40

Adjusted projected EPS decrease for the three months ending June 30, 2022		$(0.08)	-20%

Reconciliation between GAAP and Non-GAAP projected EPS:
For the year ending December 31, 2022
EPS per guidance (midpoint)	$1.15
Impact of special charges	0.11
Adjusted EPS		$1.26

For the year ended December 31, 2021
EPS as reported	$1.25
Adjusted EPS		$1.25

Adjusted projected EPS increase for the year ending December 31, 2022		$0.01	1%